As filed with the Securities and Exchange Commission on February 6, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE

SECURITIES ACT OF 1933

REPLIGEN CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-2729386
(State of Incorporation)	(I.R.S. Employer Identification No.)

41 Seyon Street

Building #1, Suite 100

Waltham, MA 02453

(781) 250-0111

(Address of Registrant’s principal executive offices)

SECOND AMENDED AND RESTATED 2001

REPLIGEN CORPORATION STOCK PLAN

(Full Title of the Plan)

Walter C. Herlihy, Ph.D.

President and Chief Executive Officer

Repligen Corporation

41 Seyon Street

Building #1, Suite 100

Waltham, MA 02453

(781) 250-0111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copy to:

Robert E. Puopolo, Esq.

Goodwin Procter LLP

Exchange Place

Boston, Massachusetts 02109-2881

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered(2)(3)	Proposed Maximum Offering Price Per Share(4)	Proposed Maximum Aggregate Offering Price(4)	Amount of Registration Fee
Common Stock, par value $0.01 per share(1)	41,091 shares	$5.39(6)	$221,481(6)
	55,500 shares	$4.46(6)	$247,530(6)
	6,000 shares	$3.75(6)	$22,500(6)
	897,409 shares	$4.11	$3,688,351
Totals	1,000,000 shares (5)		$4,179,862	$165.

(1)	This Registration Statement also relates to the Rights to purchase shares of Series A Junior Participating Preferred Stock of the Registrant which are attached to all shares of Common Stock pursuant to the terms of the Registrant’s Rights Agreement dated March 3, 2003. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred only with such stock.
(2)	This Registration Statement relates to 1,000,000 shares of Common Stock, par value $0.01 per share, of Repligen Corporation. (“Common Stock”) available for issuance under the Second Amended and Restated 2001 Repligen Corporation Stock Plan (together with previous versions of such plan, the “Plan”); plus such indeterminate number of additional shares of Common Stock as may be required pursuant to the Plan in the event of a stock dividend, stock split, recapitalization or other similar event.
(3)	Repligen Corporation (the “Company”) previously filed a registration statement on Form S-8 on May 24, 2002 registering the issuance of shares of Common Stock under the Plan. By filing this Registration Statement in accordance with Instruction E to Form S-8, the Company registers the issuance of the 1,000,000 additional shares of Common Stock approved for issuance under the Plan at the Annual Meeting of Stockholders of the Company held on September 12, 2008.
(4)	This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of determining the amount of the registration fee. The registration fee is based upon the average of the high and low sales prices for a share of Common Stock on February 2, 2009, as reported on the NASDAQ Global Market.
(5)	Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement shall also be deemed to cover an indeterminate number of additional shares of Common Stock issuable in the event the number of outstanding shares of the Company is increased by split-up, reclassification, stock dividend, recapitalization, and certain other capital adjustments and the like.
(6)	Such shares are issuable upon the exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h), the aggregate offering price and fee have been computed upon the basis of the price at which such options may be exercised. The offering price per share set forth for such shares is the exercise price per share at which such options are exercisable.

The Company previously filed a Registration Statement on Form S-8 with the Securities and Exchange Commission on May 24, 2002 (SEC File No. 333-84140) in connection with the Plan (the “Original Filing”). This Registration Statement registers additional shares of the Company’s Common Stock to be issued pursuant to the Plan. The contents of the Original Filing are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information*

Item 2.	Registrant Information and Employee Plan Annual Information*

*The documents containing the information specified in this Part I will be sent or given to employees, directors or others as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the Introductory Note to Part I of Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

The exhibits listed below represent a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

Exhibit Number	Description
4.1	Amended and Restated By-laws (filed as Exhibit 3.2 to Repligen Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 and incorporated herein by reference) (SEC File No. 000-14656).

4.2	Restated Certificate of Incorporation dated June 30, 1992 and amended September 17, 1999 (filed as Exhibit 3.1 to Repligen Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 and incorporated herein by reference) (SEC File No. 000-14656).

4.3	Certificate of Designation of Series A Junior Participating Preferred Stock dated March 4, 2003 (filed as Exhibit A of Exhibit 1 to Repligen Corporation’s Registration Statement on Form 8-A filed March 4, 2003 and incorporated herein by reference) (SEC File No. 000-14656).

4.4	Specimen Stock Certificate (filed as Exhibit 4.1 to Repligen Corporation’s Annual Report on Form 10-K for the year ended March 31, 2002 and incorporated herein by reference) (SEC File No. 000-14656).

4.5	Rights Agreement, dated as of March 3, 2003, between Repligen Corporation and American Stock Transfer & Trust Company (filed as Exhibit 4.1 to Repligen Corporation’s Current Report on Form 8-K filed March 4, 2003 and incorporated herein by reference) (SEC File No. 000-14656).

*5.1	Legal opinion from Goodwin Procter LLP

*23.1	Consent of Ernst & Young LLP, as independent registered public accounting firm

23.2	Consent of Goodwin Procter LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement)

24.1	Power of attorney (included on the signature page to this Registration Statement)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Waltham, Massachusetts, on this 6th day of February, 2009.

REPLIGEN CORPORATION

By:	/s/ Walter C. Herlihy, Ph.D.
Walter C. Herlihy, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Walter C. Herlihy, Ph.D. and William Kelly as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person listed below has signed this Registration Statement as an officer or director of Repligen Corporation.

Signature	Title	Date

/s/ Walter C. Herlihy, Ph.D. Walter C. Herlihy, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	February 6, 2009

/s/ William Kelly William Kelly	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 6, 2009

/s/ Karen Dawes Karen Dawes	Director	February 6, 2009

/s/ Earl Webb Henry, M.D. Earl Webb Henry, M.D.	Director	February 6, 2009

/s/ Alfred L. Goldberg, Ph.D. Alfred L. Goldberg, Ph.D.	Director	February 6, 2009

/s/ Alexander Rich, M.D. Alexander Rich, M.D.	Director	February 6, 2009

/s/ Thomas F. Ryan, Jr. Thomas F. Ryan, Jr.	Director	February 6, 2009

EXHIBIT INDEX

Exhibit Number	Description
4.1	Amended and Restated By-laws (filed as Exhibit 3.2 to Repligen Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 and incorporated herein by reference) (SEC File No. 000-14656).

4.2	Restated Certificate of Incorporation dated June 30, 1992 and amended September 17, 1999 (filed as Exhibit 3.1 to Repligen Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 and incorporated herein by reference) (SEC File No. 000-14656).

4.3	Certificate of Designation of Series A Junior Participating Preferred Stock dated March 4, 2003 (filed as Exhibit A of Exhibit 1 to Repligen Corporation’s Registration Statement on Form 8-A filed March 4, 2003 and incorporated herein by reference) (SEC File No. 000-14656).

4.4	Specimen Stock Certificate (filed as Exhibit 4.1 to Repligen Corporation’s Annual Report on Form 10-K for the year ended March 31, 2002 and incorporated herein by reference) (SEC File No. 000-14656).

4.5	Rights Agreement, dated as of March 3, 2003, between Repligen Corporation and American Stock Transfer & Trust Company (filed as Exhibit 4.1 to Repligen Corporation’s Current Report on Form 8-K filed March 4, 2003 and incorporated herein by reference) (SEC File No. 000-14656).

*5.1	Legal opinion from Goodwin Procter LLP

*23.1	Consent of Ernst & Young LLP, as independent registered public accounting firm

23.2	Consent of Goodwin Procter LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement)

24.1	Power of attorney (included on the signature page to this Registration Statement)

*	Filed herewith.